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Exhibit 10.1(b)

MASTER LEASE AND DEED OF TRUST

Dated as of June 15, 2003

Between

CSL LEASING INC.,
as Lessor

and

SABRE INC.,
as Lessee

        To the extent, if any, that this Master Lease and Deed of Trust constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Master Lease and Deed of Trust may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by WILMINGTON TRUST COMPANY as the Indenture Trustee, on or following the signature page hereof. This counterpart is not the original counterpart.

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MASTER LEASE AND DEED OF TRUST
THIS DOCUMENT SECURES FUTURE ADVANCES

        THIS MASTER LEASE AND DEED OF TRUST (this "Master Lease"), dated as of June 15, 2003 between SABRE INC., a Delaware corporation, as Lessee and whose principal offices are located at 3150 Sabre Drive, Southlake, Texas 76092 (the "Lessee") and CSL LEASING INC., a Delaware corporation, whose principal offices are located at c/o J.P. Morgan Services Inc., 500 Stanton Christiana Road, Newark, Delaware 19713-2107 (the "Lessor").

W I T N E S S E T H:

        WHEREAS, pursuant to a Participation Agreement dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the "Participation Agreement"), among the Lessee, the Lessee Guarantor, the Lessor, the Purchasers and the Indenture Trustee, the Purchasers and the Lessor have agreed to finance the acquisition of the Property;

        WHEREAS, on the Acquisition Date, the Lessor will acquire from one or more third parties designated by the Lessee, certain Property;

        WHEREAS, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, the Property specified in the Lease Supplement; and

        WHEREAS, the Property will be subject to the terms of this Master Lease and the Lease Supplement;

        NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1. Definitions; Interpretation.    Capitalized terms used but not otherwise defined in this Master Lease have the respective meanings specified in Appendix A to the Participation Agreement; and the rules of interpretation set forth in Appendix A to the Participation Agreement shall apply to this Master Lease.

ARTICLE II
MASTER LEASE

        Section 2.1. Acceptance and Lease of Property.    Subject to the terms and conditions set forth herein and in the Participation Agreement, including without limitation the satisfaction or waiver of the conditions set forth in Article VI thereof, the Lessor hereby agrees to accept, pursuant to the terms of the Participation Agreement, delivery on the Acquisition Date of the Property from one or more third parties designated by the Lessee and simultaneously to demise and lease to the Lessee hereunder and under the Lease Supplement for the Lease Term, the Lessor's interest in the Property and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Lease Term the interest of the Lessor in the Property identified in the Lease Supplement.

        Section 2.2. Acceptance Procedure.    The Lessee hereby agrees that the execution and delivery by it of the Lease Supplement on or as of the Acquisition Date shall, without further act, constitute the irrevocable acceptance by the Lessee of the Property for all purposes of this Master Lease and the other Operative Documents on the terms set forth therein and herein, and that the Property shall be deemed to be included in the leasehold estate of this Master Lease and shall be subject to the terms and conditions of this Master Lease as of the Acquisition Date.

        Section 2.3. Lease Term.    The Lease Term of this Master Lease shall commence on (and include) the Acquisition Date of the Property and end on (but exclude) the Expiration Date.

        Section 2.4. Title.    The Property is leased to the Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, all Liens) and all applicable Requirements of Law. The Lessee shall not in any event have any recourse against the Lessor for any defect in or exception to title to the Property or leasehold interest therein other than resulting from Lessor Liens attributable to the Lessor.

ARTICLE III
PAYMENT OF RENT

        Section 3.1. Rent.    (a) During the Lease Term, the Lessee shall pay Basic Rent to the Lessor on each Scheduled Payment Date, on the date required under Section 20.2(h) in connection with the Lessee's exercise of the Remarketing Option and, with respect to the Property, on any date on which this Master Lease shall terminate with respect to the Property.

        (b)   Neither the Lessee's inability or failure to take possession of all or any portion of the Property when delivered by the Lessor, nor the inability or failure of the Lessor to deliver title or possession to all or any portion of the Property to the Lessee on the Acquisition Date, whether or not attributable to any act or omission of the Lessee or any act or omission of the Lessor, or for any other reason whatsoever, shall delay or otherwise affect such Lessee's obligation to pay Rent for the Property in accordance with the terms of this Master Lease.

        Section 3.2. Payment of Rent.    Rent shall be paid absolutely net to each Person entitled thereto, so that this Master Lease shall yield to such Person the full amount thereof, without setoff, deduction or reduction.

        Section 3.3. Supplemental Rent.    The Lessee shall pay to the Lessor or any other Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor and such other Persons shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Requirements of Law, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period from the due date until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Master Lease or in the Participation Agreement, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge, to the extent incurred as a result of such failure on the part of the Lessee, any fine, penalty, interest or cost which may be assessed or added against any Participant by a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

        Section 3.4. Method of Payment.    Each payment of Rent payable by the Lessee to the Lessor under this Master Lease or any other Operative Document shall be made by the Lessee to the Indenture Trustee as assignee of the Lessor under the Assignment of Lease and Rent (or, if the Indenture Trustee notifies the Lessee in writing that all principal, Make-Whole Amount, if any, and interest on the Notes and all other amounts owing to the Purchasers and the Indenture Trustee under the Indenture and the other Operative Documents have been paid in full, to the Lessor) prior to 11:00 a.m., New York City time to the Account in immediately available funds consisting of lawful currency of the United States of America on the date when such payment shall be due.

ARTICLE IV
QUIET ENJOYMENT; RIGHT TO INSPECT

        Section 4.1. Quiet Enjoyment.    Subject to the terms of each of the Operative Documents, the Lessee shall peaceably and quietly have, hold and enjoy the Property for the Lease Term, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor with respect to any matters arising from and after the Acquisition Date. Such right of quiet enjoyment is independent of, and shall not affect the rights of the Lessor or any assignee thereof otherwise to initiate legal action to enforce, the obligations of the Lessee under this Master Lease.

        Section 4.2. Right to Inspect.    During the Lease Term, the Lessee shall upon reasonable notice (except that no notice shall be required if a Lease Event of Default has occurred and is continuing), and from time to time, permit the Indenture Trustee, any Participant, and their respective authorized representatives to inspect the Property subject to this Master Lease during normal business hours, and the Lessee will, upon the request of the Indenture Trustee or any Participant, make available to such Person the books and records of the Lessee relating to the Property; provided that all such inspections shall be at the sole expense of the Indenture Trustee or such Participant, as the case may be, unless a Lease Event of Default shall have occurred and is continuing, in which case such inspection shall be at the sole expense of the Lessee.

ARTICLE V
NET LEASE, ETC.

        Section 5.1. Net Lease.    This Master Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Master Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Property or any part thereof, or the failure of the Property to comply with all Requirements of Law, including any inability to occupy or use the Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with the construction on or any use of the Property or any part thereof including eviction; (iv) any defect in title of or rights to the Property or any Lien on such title or rights or on the Property; (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Indenture Trustee or any Participant; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessee Guarantor, the Indenture Trustee, any Participant or any other Person, or any action taken with respect to this Master Lease by any trustee or receiver of the Lessee, the Lessee Guarantor, the Indenture Trustee, any Participant or any other Person, or by any court in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Indenture Trustee, any Participant, or any vendor, manufacturer, contractor of or for the Property; (viii) any failure on the part of the Lessor or any other Person to perform or comply with any of the terms of this Master Lease, of any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Master Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by the Lessee, the Indenture Trustee, any Participant or all of them; (xi) any action by any court, administrative agency or other Governmental Authority; or (xii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing. The Lessee's agreement in this Section 5.1 shall not affect any claim, action or right the Lessee may have against the Lessor or any other Participants. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents, and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Master Lease.

        Section 5.2. No Termination or Abatement.    The Lessee shall remain obligated under this Master Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Master Lease (except as provided herein), notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting any Participant, or any action with respect to this Master Lease which may be taken by any trustee, receiver or liquidator of any Participant or by any court with respect to any Participant. The Lessee hereby waives, to the extent permitted by law, all right (i) to terminate or surrender this Master Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. The Lessee shall remain obligated under this Master Lease in accordance with its terms and the Lessee hereby waives, to the extent permitted by law, any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Master Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Master Lease and the Lease Supplement.

ARTICLE VI
SUBLEASES AND ASSIGNMENTS

        Section 6.1. Subletting.    The Lessee may sublease the Property or any portion thereof to any Person; provided, however, that: (a) no sublease or other relinquishment of possession of all or any portion of the Property shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder and the Lessee shall remain directly and primarily liable under this Master Lease and the Lease Supplement; (b) each sublease of the Property shall expressly be made subject to and subordinate to this Master Lease and the related Lease Supplement and to the rights of the Lessor and the Indenture Trustee, as assignee of the Lessor, hereunder and thereunder; (c) each sublease shall expressly provide for the surrender of the Property or portion thereof by the applicable sublessee at the election of the Indenture Trustee or the Lessor (as applicable) after the occurrence of a Lease Event of Default; (d) each sublease shall expressly provide for termination prior to the Expiration Date unless the Lessee elects to purchase all of the Property pursuant to Section 18.1; and (e) the use or uses under any sublease shall be such that they shall not impair the value or utility of the Property, as certified by a Responsible Officer of the Lessee; provided that such certification shall not be binding on the Lessor in the event the Lessee elects the Remarketing Option.

        Section 6.2. Assignment.    The Lessee may not assign to any Person, at any time, in whole or in part, any of its right, title or interest in, to or under the Lease or any portion of the Property.

ARTICLE VII
LESSEE ACKNOWLEDGMENTS

        Section 7.1. Condition of the Property.    THE LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH THE LESSOR WILL OWN AND HOLD TITLE TO THE PROPERTY, THE LESSEE IS SOLELY RESPONSIBLE FOR THE PROPERTY AND ANY ALTERATIONS OR MODIFICATIONS THERETO. THE LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE PROPERTY "AS-IS, WHERE IS, AND WITH ALL FAULTS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE INDENTURE TRUSTEE, THE LESSOR OR ANY PURCHASER AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF OR ON THE ACQUISITION DATE.

NEITHER THE INDENTURE TRUSTEE, NOR THE LESSOR NOR ANY PURCHASER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS ATTRIBUTABLE TO SUCH PERSON), VALUE, SUITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NEITHER THE INDENTURE TRUSTEE, NOR THE LESSOR NOR ANY PURCHASER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS ATTRIBUTABLE TO SUCH PERSON) OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW.

        Section 7.2. Risk of Loss.    During the Lease Term the risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessee and the Lessor shall not in any event be answerable or accountable therefor.

ARTICLE VIII
POSSESSION AND USE OF THE PROPERTY, ETC.

        Section 8.1. Utility Charges.    The Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Property during the Lease Term. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee and, so long as no Lease Default or Lease Event of Default has occurred and is continuing, the amount of any credit or refund received by the Lessor on account of any utility charges paid by Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee.

        Section 8.2. Possession and Use of the Property.    The Lessee covenants that the Property shall be used as office facilities and applying standards of use no lower than the standards applied by the Lessee or its Affiliates for other comparable Property owned or leased by the Lessee or its Affiliates. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property as contemplated by this Master Lease and the Lease Supplement. The Lessee shall not commit or permit any waste of the Property or any part thereof.

        Section 8.3. Compliance with Requirements of Law and Insurance Requirements.    Subject to the terms of Article XII relating to permitted contests, the Lessee, at its sole cost and expense, shall (a) comply in all respects with all Requirements of Law (including all Environmental Laws) and Insurance Requirements relating to the Property, including the use, modification, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XX, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the modification, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements.

ARTICLE IX
MAINTENANCE AND REPAIR; RETURN

        Section 9.1. Maintenance and Repair; Return.    (a) The Lessee, at its sole cost and expense, shall maintain the Property in as good condition as when delivered to the Lessee hereunder (ordinary wear and tear excepted) and make all necessary repairs and Modifications thereto, of every kind and nature whatsoever, whether ordinary or extraordinary or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance Requirements and in no event applying standards of maintenance lower than the standards applied by the Lessee in the operation and maintenance of other comparable properties owned or leased by the Lessee or its Affiliates.

        (b)   The Lessor shall not under any circumstances be required to build any improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Master Lease or the Lease Supplement or maintain the Property in any way. The Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of the Property or (ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Lease Term.

        (c)   The Lessee shall, upon the expiration or earlier termination of this Master Lease with respect to the Property (other than as a result of the Lessee's purchase of the Property from the Lessor as provided herein), vacate and surrender the Property to the Lessor in the condition required by this Master Lease.

ARTICLE X
MODIFICATIONS, ETC

        Section 10.1. Modifications, Substitutions and Replacement.    During the Lease Term, the Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided, however, that:

          (a)   except for any Modification required to be made pursuant to a Requirement of Law (a "Required Modification"), no Modification shall be made if it would adversely affect the marketability, value, utility or useful life of the Property or any part thereof from that which existed immediately prior to such Modification;

          (b)   the Modification shall be done in a good and workmanlike manner;

          (c)   the Modification shall comply with all Insurance Requirements and all Requirements of Law (including all Environmental Laws) applicable to such Modification, including the obtaining of any necessary permits;

          (d)   subject to the terms of Article XII relating to permitted contests, Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within thirty (30) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to such Modification;

          (e)   such Modification shall comply with Sections 8.3 and 9.1(a); and

          (f)    The Lessee shall be required to obtain the prior written approval (which approval shall not be unreasonably withheld) of the Lessor and the Indenture Trustee (and, if required by the RVI Policy, the RVI Provider) with respect to any alterations (other than Required Modifications) that shall cost in excess of 10% of the Property Cost of the Property.

        All Modifications shall remain part of the realty and shall be subject to this Master Lease and the applicable Lease Supplement and title thereto shall immediately vest in the Lessor. So long as no Lease Event of Default has occurred and is continuing, the Lessee may place upon the Property any trade fixtures, machinery, equipment, inventory or other property belonging to the Lessee or third parties and may remove the same at any time during the Lease Term, subject, however, to the terms of Section 9.1(a); provided, however, that any trade fixtures placed on the Property do not impair the marketability, value, utility or useful life of the Property; provided, further, however, that the Lessee shall keep and maintain at the Property and shall not remove from the Property any Equipment (except for removal in connection with the replacement or the maintenance or repair of such Equipment provided that any replacement Equipment shall promptly be titled in Lessor's name and otherwise be satisfactorily subjected to the terms of this Lease and the Lien of the Operative Documents.

        Section 10.2. Notice to the Lessor, RVI Provider and Indenture Trustee.    If the Lessee reasonably expects the cost of any Modification to exceed 10% of the Property Cost, the Lessee shall deliver to the Lessor, RVI Provider and the Indenture Trustee a brief written narrative of the work to be performed in connection with such Modification prior to making such Modification.

ARTICLE XI
DISCHARGE OF LIENS; EASEMENTS

        Section 11.1. Discharge of Liens.    (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of Article XII relating to permitted contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly (and in any event within thirty (30) days after notice thereof is received by the Lessee from any Person) discharge (or cause the same to be insured or otherwise bonded over) at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon the Property or any Lien, attachment, levy or claim with respect to any amounts held by the Lessor or the Indenture Trustee pursuant to this Master Lease as collateral security for the Lessee's obligations or pending performance by the Lessee, other than Permitted Property Liens.

        (b)   Nothing contained in this Master Lease shall be construed as constituting the consent or request of the Lessor, the Indenture Trustee or any Purchaser, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER THE LESSOR NOR THE INDENTURE TRUSTEE NOR ANY PURCHASER IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR, THE INDENTURE TRUSTEE OR ANY PURCHASER IN AND TO THE PROPERTY.

        Section 11.2. Grants and Releases of Easements; Lessor Waivers.    So long as no Lease Event of Default shall have occurred and be continuing and subject to the provisions of Articles VII, IX and X and Section 8.3 hereof, the Lessor hereby consents in each instance to the following actions by the Lessee, in the name and stead of the Lessor, but at the Lessee's sole cost and expense: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of the Property or burdening the Property as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of the Property; (c) if required by applicable Governmental Authority, the dedication or transfer of unimproved portions of the Property for road, highway or other public purposes; (d) the execution of amendments to any covenants and restrictions affecting the Property; and (e) the execution or release of any similar agreement; provided, however, that in each case (i) such grant, release, dedication, transfer or amendment does not impair the value, utility or remaining useful life of the Property, (ii) such grant, release, dedication, transfer or amendment is, in the Lessee's judgment, reasonably necessary in connection with the use, maintenance, alteration or improvement of the Property, (iii) such grant, release, dedication, transfer or amendment will not cause the Property or any portion thereof to fail to comply with the provisions of this Master Lease or any other Operative Document or fail to comply in any respect with all Requirements of Law (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements), (iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment have been obtained, and all filings required prior to such action have been made, (v) the

Lessee shall remain obligated under this Master Lease and the Lease Supplement in accordance with their respective terms, as though such grant, release, dedication, transfer or amendment had not been effected, and (vi) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication, transfer or amendment. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, the Lessor shall, upon the request of Lessee, and at the Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any Person permitted under this Section 11.2, including landlord waivers with respect to any of the foregoing.

ARTICLE XII
PERMITTED CONTESTS

        Section 12.1. Permitted Contest.    If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law or any Lien, encumbrance, levy, attachment or encroachment relating to the Property shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee, or (b) compliance with such Applicable Law shall have been excused or exempted by a valid nonconforming use, variance permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Law or remove or discharge any Lien, encumbrance, levy, attachment or encroachment but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not (in the reasonable opinion of the Lessor, the Indenture Trustee and the Purchasers) involve (A) any risk of criminal liability being imposed on the Lessor, the Indenture Trustee or any Purchaser for failure to comply therewith or (B) any risk of (1) foreclosure, forfeiture or loss of the Property, or any part thereof, or (2) the nonpayment of Rent or (C) any substantial risk of (1) the creation of any Lien (other than a Permitted Property Lien) on any part of the Property, (2) civil liability being imposed on the Lessor, the Indenture Trustee, any Purchaser or the Property unless the Lessee shall have otherwise bonded or secured such amounts in a manner satisfactory to the Lessor, the Indenture Trustee and the Purchasers, as the case may be, or (3) enjoinment of, or interference with, the use, possession or disposition of the Property in any respect.

        Neither the Lessor, the Indenture Trustee nor any Purchaser shall be required to join in any proceedings pursuant to this Section 12.1 unless a provision of any Applicable Law requires that such proceedings be brought by or in the name of such party; and in that event such party will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) the Lessee has not elected the Remarketing Option, and (ii) the Lessee pays all related expenses and indemnifies such party (in a manner satisfactory to such party) with respect to such proceedings.

ARTICLE XIII
INSURANCE

        Section 13.1. Required Insurance.    (a) Liability Insurance. During the Lease Term for the Property, the Lessee shall procure and carry commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Property and such other public liability coverages as are ordinarily procured by the Lessee or its Affiliates who own or operate similar properties, but in any case shall provide liability coverage of at least $5,000,000 (which amount can be constituted, in part, with coverage from an umbrella policy) per occurrence. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by the Lessee or such Affiliates with respect to similar properties that they own or lease. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Lessor, the Indenture Trustee and any Purchaser may have in force.

        (b)   Worker's Compensation Laws. The Lessee shall, in connection with any Modifications and the operation of the Property, comply with the applicable workers' compensation laws.

        (c)   Hazard and Other Insurance. During the Lease Term for the Property, Lessee shall keep, or cause to be kept, the Property insured against loss or damage by fire, windstorm, environmental risks and other risks (and during any Modification, builders' all-risk insurance) on terms and in amounts (which in all cases shall be not less than the Property Cost) that are no less favorable than insurance covering other similar properties owned or leased by the Lessee or its Affiliates; provided that the Lessee shall also obtain (if the Property is located within an area identified as a special flood hazard area by the Federal Emergency Management Agency) coverage for flood; provided further, that such insurance shall at all times be in an amount not less than the full replacement value of the Property and otherwise be sufficient to satisfy the Schedule D reporting requirements for the Purchasers. Subject to the terms of Section 14.2, all insurance proceeds in respect of any loss or occurrence for which the proceeds related thereto are (i) less than or equal to $5,000,000, in the absence of the occurrence and continuance of a Lease Event of Default, shall be adjusted by and paid to the Lessee for application toward the reconstruction, repair or refurbishment of the Property, and (ii) greater than $5,000,000, the Lessee and the Lessor shall work together to jointly resolve such insurance claim (unless a Lease Event of Default has occurred and is continuing, in which case such proceeds shall be adjusted solely by the Lessor) and held by the Lessor for application in accordance with Article XIV.

        (d)   Deductibles. Notwithstanding the foregoing, during the Lease Term, so long as the long-term senior unsecured debt of the Lessee is rated Investment Grade by both S&P and Moody's, the Lessee may self-insure (through deductibles, self-insured retentions or otherwise) against the risks for which Sections 13.1(a) and 13.1(c) require insurance coverage. At any time that the long-term senior unsecured debt of the Lessee is not rated Investment Grade by both S&P and Moody's, the Lessee shall procure the insurance required by Section 13.1(c) and such insurance shall not be subject to self-insurance (through deductibles, self-insured retentions or otherwise) in excess of $20,000,000. If during the Lease Term third-party insurance shall be in effect and the Lessee then elects to self-insure, the Lessee will give ten (10) days prior written notice thereof to the Indenture Trustee, which notice shall confirm that the requirements of this Section 13.1(d) have been met. For purposes of this Section 13.1(d), "Investment Grade" has the meaning specified in Section 10.2(h) of the Participation Agreement.

        Section 13.2. Insurance Coverage.    During the Lease Term for the Property the Lessee shall cause the insurance required to be maintained by the Lessee under Section 13.1(a) or 13.1(c), to comply with the provisions of this Section 13.2. All insurance required under Section 13.1 shall be at the sole cost and expense of the Lessee.

        (a)   On the Acquisition Date the Lessee shall furnish the Lessor and the Indenture Trustee with certificates showing the insurance required under Section 13.1 to be in effect. Such certificates shall include a provision for no less than thirty (30) days' advance written notice by the insurer to the Lessor and the Indenture Trustee in the event of cancellation or reduction of such insurance.

        (b)   The Lessee agrees that the insurance policy or policies required by Section 13.1(a) (including any maintained in connection with the construction of any Modifications) shall (i) name the Indenture Trustee, the Lessor and each Purchaser as "additional insureds", and (ii) include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should the Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of the Lessor, the Indenture Trustee and the Purchasers and their respective rights under and interests in such policies shall not be invalidated or reduced by any act or omission (including breach of warranty) or negligence of the Lessee or any other Person having any interest in the Property. The Lessee hereby waives any and all such rights against the Lessor, the Indenture Trustee and the Purchasers to the extent of payments made under such policies. All insurance policies required by Section 13.1(c) shall name the Indenture Trustee as loss payee pursuant to a standard mortgagee loss payee endorsement.

        (c)   All such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies and which shall have a rating of not less than "A-: X" by A.M. Best or shall be otherwise reasonably acceptable to the Indenture Trustee (acting at the direction of the Required Participants).

        (d)   The Lessee shall pay at its sole cost and expense as they become due all premiums for the insurance required by this Article XIII, and shall renew or replace each policy prior to the expiration date thereof. During the Lease Term the Lessee shall, at the time each of the Lessee's insurance policies is renewed (but in no event less frequently than once each year), deliver to the Lessor and the Indenture Trustee certificates of insurance evidencing that all insurance required by this Article XIII is being maintained by the Lessee and is in effect. Such certificates shall include a provision for no less than thirty (30) days' advance written notice by the insurer to the Indenture Trustee and the Lessor in the event of cancellation or any material reduction of such insurance.

ARTICLE XIV
EVENT OF LOSS; CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

        Section 14.1. Risk of Loss, Damage or Destruction.    At all times during the Lease Term for the Property, the Lessee bears all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to the Property or any part thereof, however caused or occasioned, such risk to be borne by the Lessee from the Acquisition Date and continuing until the Property has been returned to the Lessor in accordance with the provisions of this Master Lease or has been purchased by the Lessee or another Person in accordance with the provisions of this Master Lease. The Lessee agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of the Lessee under this Master Lease, including the obligation to pay Rent.

        Section 14.2. Event of Loss; Casualty and Condemnation.    (a) Notice and Election. Upon the occurrence of an Event of Loss, the Lessee shall promptly (and in any event within five (5) Business Days) give the Lessor and the Indenture Trustee written notice of such Event of Loss and within thirty (30) days after such occurrence, shall give the Lessor and the Indenture Trustee of its election, subject to the terms hereof, to perform one of the following two options (it being agreed that if the Lessee shall not given the Lessor and the Indenture Trustee notice of such election with such time, the Lessee shall be deemed to have elected to perform the option set forth in clause (i) below); provided that the Lessee shall not have the right to select the option set forth in clause (ii) below if (x) a Lease Default or Lease Event of Default shall have occurred and be continuing, (y) in the reasonable judgment of the Lessee the Property cannot be rebuilt or restored to the condition required by this Lease prior to the Expiration Date, or (z) such Event of Loss relates to an Event of Loss described in clause (iii) of the definition thereof:

          (i)    purchase the interest of the Lessor in the Property in accordance with Article XV of this Master Lease; or

          (ii)   rebuild and restore the Property in accordance with Section 14.2(e).

        (b)   Insurance Proceeds and Condemnation Awards. Subject to the provisions of Section 13.1 hereof and this Article XIV, (x) if all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty during the Lease Term, any insurance proceeds payable with respect to such Casualty shall be adjusted by and paid directly to the Lessee, or if received by the Indenture Trustee or any Participant, shall be paid over to the Lessee for the reconstruction, refurbishment and repair of the Property, and (y) if the use, access, occupancy, easement rights or title to the Property or any part thereof is the subject of a Condemnation during the Lease Term for the Property, then any award or compensation relating thereto shall be adjusted by and paid to the Lessee; provided, however, that, in each case, if (A) any Lease Default shall have occurred and be continuing, or (B) such Casualty or Condemnation is an Event of Loss or (c) the amount of such proceeds, award or compensation equals or exceeds $5,000,000, then such award, compensation or insurance proceeds shall be adjusted jointly by the Lessee and the Lessor and paid directly to the Indenture Trustee (as assignee of the Lessor) or, if received by the Lessee, shall be held in trust for the Participants and shall be paid over by the Lessee to the Indenture Trustee, to be distributed by the Indenture Trustee as follows: (x) in the case of a Lease Default, such amounts shall be distributed in accordance with Section 7.6(b) of the Participation Agreement or held as additional security for the Lessee's obligations, and (y) in the case of an Event of Loss, such amounts shall either (1) if the Lessee has elected the option set forth in Section 14.2(a)(ii), be paid to the Lessee for the repair and restoration of the Property in accordance with Section 14.2(e) or (2) if the Lessee has elected or is deemed to have elected the option set forth in Section 14.2(a)(i), be applied toward the payment of the Lease Balance in accordance with Section 15.1, and (z) in the case of proceeds, awards or compensation equal to or in excess of $5,000,000, such amounts shall be paid to and held by the Indenture Trustee and, so long as no Lease Default shall have occurred and be continuing, paid to the Lessee upon completion of the repair and restoration of the Property.

        (c)   Participation in Proceedings. The Lessee may appear at its own cost and expense in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Casualty or Condemnation with respect to the Property and shall pay all expenses thereof. At the Lessee's reasonable request, and at the Lessee's sole cost and expense, the Lessor and the Indenture Trustee shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessee agree that this Master Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

        (d)   Notices of Casualty or Condemnation. In the event of any Casualty with respect to the Property for which the reasonable anticipated cost of restoration equals or exceeds 5% of the Property Cost of the Property or of an actual, pending or threatened Condemnation of the Property or any material interest therein, (i) the Lessee shall give notice thereof to the Lessor, the RVI Provider and to the Purchasers and the Indenture Trustee promptly after the receipt of such notice and (ii) the Lessor shall give copies of any notice thereof to the Lessee, the RVI Provider and to the Purchasers and the Indenture Trustee promptly after receipt of such notice.

        (e)   Repair. If this Master Lease shall continue in full force and effect with respect to the Property following an Event of Loss or a Casualty or Condemnation, then the Lessee shall, so long as such repair may reasonably be expected to be completed with due diligence prior to Expiration Date, at its sole cost and expense (utilizing insurance proceeds and condemnation awards as contemplated hereby; provided, however, that, if any award, compensation or insurance payment is not sufficient to restore the Property in accordance with this clause (d), the Lessee shall pay the shortfall), promptly and diligently repair any damage to the Property caused by such Event of Loss or Casualty or Condemnation in conformity with the requirements of Article XIII and Sections 8.3, 9.1 and 10.1 using the Plans and Specifications for the Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all Applicable Law) so as to restore the Property to at least the same or similar condition, operation, function and value as existed immediately prior to such Event of Loss or Casualty or Condemnation with such Modifications as the Lessee may elect in accordance with Section 10.1. In such event, title to the Property shall remain with the Lessor subject to the terms of this Master Lease. Upon completion of such restoration, the Lessee shall furnish to the Lessor and the Indenture Trustee a Responsible Officer's Certificate confirming that such restoration has been completed pursuant to this Master Lease.

        (f)    Obligations Continue. In no event shall a Casualty or Condemnation affect the Lessee's obligations to pay Rent pursuant to Section 3.1 hereof or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XVIII and XX hereof.

        (g)   Excess Casualty/Condemnation Proceeds. Upon the earlier of (x) the date on which all damage to the Property caused by a Casualty or Condemnation shall have been repaired in accordance with Section 14.2(d) and (y) the date on which all amounts due and payable under Section 15.1 shall have been paid to the Indenture Trustee, any Net Proceeds received by the Lessor, the Indenture Trustee or any Purchaser in respect of such Casualty or Condemnation, to the extent remaining after any application of such Net Proceeds to the repair or restoration of the Property or to the payment of the Lease Balance, as the case may be (any such Net Proceeds remaining after such application, "Excess Casualty/Condemnation Proceeds"), shall be promptly turned over to the Lessee.

        Section 14.3. Environmental Matters.    Promptly upon the Lessee's obtaining knowledge of the existence of an Environmental Violation with respect to the Property the cost of remediation of which the Lessee determines in its reasonable good faith judgment would reasonably be expected to exceed $1,000,000, the Lessee shall notify the Lessor and the Indenture Trustee in writing of such Environmental Violation. Subject to Section 14.2, at the Lessee's sole cost and expense, the Lessee shall promptly and diligently commence any response, clean up, remedial or other action necessary to remove, clean up or remediate any such Environmental Violation in accordance with the terms of Section 8.3. The Lessee shall, upon completion of remedial action by the Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a report describing the Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in compliance in all respects with applicable Environmental Laws. Each such Environmental Violation shall be remedied prior to the Expiration Date unless the Property has been purchased by the Lessee in accordance with Section 15.1, 18.1 or 18.2. Nothing in this Article XIV shall reduce or limit the Lessee's obligations under Section 13.1, 13.2 or 13.3 of the Participation Agreement.

        Section 14.4. Notice of Environmental Matters.    Promptly, but in any event within thirty (30) days from the date the Lessee has actual knowledge thereof, the Lessee shall provide to the Lessor and the Indenture Trustee written notice of any notice of any pending or threatened claim, action or proceeding involving any Environmental Laws or any Release on or in connection with the Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee's proposed response thereto. In addition, the Lessee shall provide to the Lessor and the Indenture Trustee, within thirty (30) days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Violation in connection with the Property. The Lessee shall also promptly provide such detailed reports of any such environmental claims as may reasonably be requested by any Participant. In the event that the Lessor receives written notice of any pending or threatened claim, action or proceeding involving any Environmental Laws or any Release on or in connection with the Property, the Lessor shall promptly give notice thereof to the Lessee.

ARTICLE XV
TERMINATION OF LEASE

        Section 15.1. Event of Loss Termination.    If an Event of Loss occurs and Lessee has elected or is deemed to have elected to purchase the interest of the Lessor in the Property pursuant to Section 14.2(a) and terminate this Master Lease, the Lessee shall on the next occurring Scheduled Payment Date not less than sixty (60) days following the Event of Loss (but in any event not later than the Expiration Date), purchase the interest of the Lessor in all of the Property by paying to the Indenture Trustee (as assignee of the Lessor) the Lease Balance as of such date (including, without limitation, the Make-Whole Amount, if any), and the Lessor shall transfer to the Lessee on such date of payment all of the interest of the Lessor in the Property pursuant to the procedures set forth in Section 15.2 hereof.

        Section 15.2. Termination Procedures.    On the date of the payment by the Lessee of all amounts required to be paid under Section 15.1, in accordance with the procedures set forth in Section 15.1 (such date, the "Termination Date"), this Master Lease shall terminate. The Lessor shall take the following actions in respect of the Property upon the Indenture Trustee's receipt of all amounts due with respect to the Property and all other amounts then due in accordance with Section 15.1:

          (a)   the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense (which expenses include, without limitation, the payment of any transfer, deed, and any other taxes): (i) a special warranty deed with respect to the Property containing representations and warranties regarding the absence of Lessor Liens attributable to the Lessor (but no other representations or warranties other than the warranty of title), (ii) a bill of sale with respect to the interest of the Lessor in any items of personalty or Equipment on the Property, containing representations and warranties regarding the absence of Lessor Liens attributable to the Lessor (but no other representations or warranties), and (iii) an assignment of any and all other interests of the Lessor in the Property not otherwise conveyed in such deed or bill of sale (which shall include an assignment of all of the right, title and interest of the Lessor in and to any Excess Casualty/Condemnation Proceeds), in each case in recordable form and otherwise in conformity with local custom to the extent consistent with the foregoing scope of the Lessor's representations and warranties;

          (b)   the Property shall be conveyed to the Lessee (or to the Lessee's designee) "AS IS" and in their then present physical condition; and

          (c)   at the request of the Lessee, Net Proceeds with respect to the Property shall be applied against amounts due hereunder, and the Lessor shall convey to the Lessee any Excess Casualty/Condemnation Proceeds.

ARTICLE XVI
EVENTS OF DEFAULT

        Section 16.1. Lease Events of Default.    The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Lease Event of Default":

          (a)   (i) the Lessee shall fail to make payment of any Basic Rent upon the same becoming due and payable and such failure shall continue unremedied for a period of three (3) Business Days, (ii) the Lessee shall fail to make payment upon the same becoming due and payable of the Lease Balance, Purchase Option Price, Property Balance, Property Cost or Maximum Recourse Amount or any amounts payable in conjunction with the payment of any of the foregoing including, without limitation, amounts due pursuant to Sections 15.1, 15.2, 18.1, 18.2, 18.3 or 20.2 hereof or (iii) the Lessee Guarantor shall fail to make payment pursuant to Section 10.2 of the Participation Agreement upon the same becoming due and payable; or

          (b)   the Lessee shall fail to make payment of any Supplemental Rent (other than as specified in clause (a) above) when due and payable within five (5) days after receipt of notice thereof from the party to whom Lessee is obligated to pay such Supplemental Rent; or

          (c)   any insurance required to be maintained by the Lessee pursuant to Article XIII of this Master Lease shall fail to be in effect or the Lessee defaults in the compliance with Sections 10.1(i), (j), (k) or (l) of the Participation Agreement; or

          (d)   the Lessee or the Lessee Guarantor shall fail to observe or perform any term, covenant or condition applicable to it under any Operative Document to which it is a party (other than those described in Section 16.1(a), (b), or (c) hereof) and such failure shall not be remedied within thirty (30) days after notice thereof has been given to the Lessee or the Lessee Guarantor; or

          (e)   the Lessee shall fail to observe or perform any term, covenant or condition applicable it under Article XX of this Master Lease after giving written notice to the Lessor and the Indenture Trustee of the Lessee's exercise of the Remarketing Option; or

          (f)    any representation or warranty made or deemed made by the Lessee or the Lessee Guarantor in any Operative Document to which it is a party or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Operative Document shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or expressly deemed made; or

          (g)   (i) the Lessee, the Lessee Guarantor or any Subsidiary of either of them is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Lessee, the Lessee Guarantor or any Subsidiary of either of them is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Lessee, the Lessee Guarantor or any Subsidiary of either of them has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (y) one or more Persons have the right to require Lessee, the Lessee Guarantor or any Subsidiary of either of them so to purchase or repay such Indebtedness; or

          (h)   the Lessee, the Lessee Guarantor or any Subsidiary of either of them shall (i) have an order for relief entered with respect to it under the Bankruptcy Code or any other bankruptcy, insolvency or other similar law as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iv) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its properties, (v) institute any proceeding seeking an order for relief under the Bankruptcy Code or any other bankruptcy, insolvency or other similar law as now or hereafter in effect or seeking to adjudicate it as bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under the Bankruptcy Code or any other law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action to authorize or effect any of the foregoing actions or (vii) fail to contest in good faith any appointment or proceeding described in Section 16.1(i) below; or

          (i)    without the application, approval or consent of the Lessee, the Lessee Guarantor or any Subsidiary of either of them, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Lessee, the Lessee Guarantor or any Subsidiary of either of them or any substantial portion of the properties of any such Person, or a proceeding described in Section 16.1(h)(v) shall be instituted against the Lessee, the Lessee Guarantor or any Subsidiary of either of them and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days; or

          (j)    a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against one or more of Lessee, the Lessee Guarantor or their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (k)   if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Lessee Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate amount of "unfunded accumulated benefit obligations" under all Plans, determined in accordance with Financial Accounting Standards Board Statement No. 87 shall exceed $50,000,000, (iv) the Lessee Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Lessee Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan or (vi) the Lessee, the Lessee Guarantor or any Subsidiary of either of them establishes or amends any welfare plan that provides post-retirement welfare benefits in a manner that would increase the Accumulated Postretirement Benefit Obligation (APBO), as defined in Financial Accounting Standards Board Statement No. 106 and based on the actuarial methods and assumptions the subject employer uses to calculate the APBO for its financial reporting; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (l)    any Operative Document to which the Lessee is a party or any Lien granted by the Lessee under any Operative Document shall, in whole or in part, terminate, cease to be effective against, or (other than as expressly provided therein) cease to be the legal, valid, binding and enforceable obligation of the Lessee other than as permitted under, or pursuant to the terms of, or in connection with a transaction permitted by, any Operative Document; or

          (m)  the Lessee or the Lessee Guarantor shall directly or indirectly contest the effectiveness, validity, binding nature or enforceability of any Operative Document to which it is a party or any Lien granted under any Operative Document; or any Operative Document shall cease to be a legal, valid and binding obligation of the Lessee or the Lessee Guarantor, as the case may be, or cease to be in full force and effect.

        Section 16.2. Remedies.    Upon the occurrence of any Lease Event of Default and at any time thereafter, the Lessor may, so long as such Lease Event of Default is continuing, do one or more of the following (and in such order) as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Lease Event of Default (including, without limitation, the obligation of the Lessee to purchase all of the Property as set forth in Section 18.3):

          (a)   The Lessor may (i) declare the entire outstanding Lease Balance to be due and payable together with accrued unpaid Rent and any other amounts payable under the Operative Documents, but exclusive of the indemnities not then payable under Article XIII of the Participation Agreement; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Lessee or any of its Subsidiaries under the Bankruptcy Code, all Basic Rent and all other amounts payable under the Operative Documents by the Lessee shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Lessee or (ii) make demand upon the Lessee therefor;

          (b)   The Lessor may, by notice to the Lessee, rescind or terminate this Master Lease as of the date specified in such notice; provided, however, (i) no reletting, reentry or taking of possession of the Property (or any portion thereof) by the Lessor (or its agents) will be construed as an election on the Lessor's part to terminate this Master Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Master Lease for a continuing Lease Event of Default, and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Property shall be valid unless the same be made in writing and executed by the Lessor;

          (c)   The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return all of the Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VII and IX and Section 8.3 hereof as if the Property was being returned at the end of the Lease Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith, and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Property and take immediate possession of (to the exclusion of the Lessee) the Property or any part thereof and expel or remove the Lessee and any other Person who may be occupying the Property, by summary proceedings or otherwise, all without liability to the Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the other damages of the Lessor, the Lessee shall be responsible for all costs and expenses incurred by the Lessor, the Indenture Trustee and/or the Purchasers in connection with any reletting, including, without limitation, reasonable brokers' fees and all costs of any alterations or repairs required to be made by the Lessor so that the Property achieves the standard of condition required by this Master Lease;

          (d)   As more fully set forth in Section 16.4 hereof and in the Lease Supplement (and consistent with the intent of the parties as detailed in Article XXV hereof), the Lessor may exercise all remedies available to a mortgagee, secured party, beneficiary or trustee under law or equity, including, to the extent permitted by law, the right to sell all or any part of the Property at public or private sale, as the Lessor may determine;

          (e)   The Lessor may, at its option, elect not to terminate this Master Lease and continue to collect all Basic Rent, Supplemental Rent, and all other amounts due to the Lessor (together with all costs of collection) and enforce the Lessee's obligations under this Master Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of the Property by the Lessee or re-entry of same by the Lessor, the Lessor may, in its sole and absolute discretion, elect not to terminate this Master Lease and may make the necessary repairs in order to relet the Property, and relet the Property or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term of this Master Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable; and upon each such reletting, all rentals actually received by the Lessor from such reletting shall be applied to the Lessee's obligations hereunder and under the other Operative Documents in the manner provided in Section 7.6(a) of the Participation Agreement. If such rentals received from such reletting during any period are less than the Rent to be paid during that period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by the Lessor, to the Indenture Trustee on the next Scheduled Payment Date;

          (f)    Unless all of the Property has been sold in its entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under clause (c), (d) or (e) of this Section 16.2 with respect to any or all of the Property or any portions thereof, demand, by written notice to the Lessee specifying a date not earlier than twenty (20) days after the date of such notice, that the Lessee purchase, on the date specified in such notice, all of the unsold Property in accordance with the provisions of Article XXI and Section 18.2;

          (g)   Pursuant to the Lease Supplement, the Lessor may sell the Property at public or private sale as the Lessor may determine, free and clear of any rights of the Lessee, and without any duty to account to the Lessee with respect to such sale or for the proceeds thereof except as may be required by law and Lessee shall pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for the Property for any period commencing after the date on which such sale occurs), the sum of (i) an amount equal to the excess, if any, of (x) the outstanding Lease Balance (including, without limitation, the Make-Whole Amount, if any), over (y) the net proceeds of such sale, plus (ii) interest at the Overdue Rate on the amount required to be paid by the Lessee pursuant to clause (i) above from the date of such sale until the date of actual payment;

          (h)   The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's rights to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term;

          (i)    The Lessor may retain and apply against the Lease Balance all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Master Lease; or

          (j)    The Lessor, to the extent permitted by Applicable Law, as a matter of right and with notice to the Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of any part of the Property, and the Lessee hereby irrevocably consents to any such appointment. Any such receivers shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of the Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of the Property unless such receivership is sooner terminated.

        The Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement shall prejudice or in any manner affect the Lessor's right to realize upon or enforce any other security now or hereafter held by the Lessor, it being agreed that the Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by the Lessor in such order and manner as the Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor. In no event shall the Lessor, in the exercise of the remedies provided in this instrument (including, without limitation, in connection with the assignment of rents to the Lessor, or the appointment of a receiver and the entry of such receiver onto all or any part of the Property), be deemed a "mortgagee in possession," and the Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

        If requested by the Lessor in connection with the exercise of its remedies pursuant to this Section 16.2, the Lessee hereby agrees to enter into an operating agreement with respect to the Property in connection therewith to serve as the operator of the Property on market terms acceptable to the Lessor and Lessee.

        Section 16.3. Waiver of Certain Rights.    (a) To the maximum extent permitted by law, the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Property or any interest therein, (b) if this Master Lease shall be terminated pursuant to Section 16.2, the Lessee waives, to the fullest extent permitted by law, (i) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (ii) any right of redemption, re-entry or repossession; (iii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (iv) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article XVI.

        Section 16.4. Deed of Trust Remedies.    Without limiting any other remedies set forth in this Master Lease, and also, without limiting the generality of Article XXV hereof, the Lessor may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder or under the Lease Supplement, or (to the extent permitted by law) for the sale of the Property, pursuant to a power of sale, or against the Lessee on a recourse basis for the Lease Balance, or for the specific performance of any covenant or agreement contained herein or in aid of the execution of any power granted herein, or for the appointment of a receiver pending any foreclosure hereunder (or under the Lease Supplement) or the sale of the Property, or for the enforcement of any other appropriate legal or equitable remedy. The Lessor shall have all rights available to a beneficiary under a deed of trust or a secured party under the laws of the state where the Property is located, including, without limitation, all rights granted under the specific statutes referenced in the Lease Supplement, if any (each such statute, as amended, is hereinafter referred to as a "Mortgage Foreclosure Act"). In the event that any provisions of this Master Lease shall be inconsistent with any Mortgage Foreclosure Act, the provisions of such Mortgage Foreclosure Act shall take precedence over such provision of this Master Lease, but shall not invalidate or render unenforceable any other provision of this Master Lease that can be construed in a manner consistent with such Mortgage Foreclosure Act. If any provision of this Master Lease shall grant the Lessor any rights or remedies upon default of the Lessee which are more limited than the rights that would otherwise be vested in the Lessor under such Mortgage Foreclosure Act in the absence of such provision, the Lessor shall be vested with the rights granted in such Mortgage Foreclosure Act to the full extent permitted by law. The Lessee agrees that the agreements of the Lessee herein contained shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purpose of any suit brought under this subparagraph, the Lessee hereby waives, to the fullest extent permitted by law, the defense of laches and any applicable statute of limitations. In the event of foreclosure, the Lessee authorizes and empowers the Lessor to effect insurance upon the Property in amounts aforesaid for a period covering the time of redemption from foreclosure sale provided by law, and if necessary therefor, to cancel any or all existing insurance policies required to be maintained under this Master Lease.

        Section 16.5. Excess Proceeds; Return of Property.    If, pursuant to the exercise by the Lessor of its remedies pursuant to Section 16.2 or 16.4, the Lessor shall have received an amount equal to the Lease Balance, then the Lessor shall promptly remit to the Lessee any excess amounts received by the Lessor and, at the sole cost and expense of the Lessee, transfer to the Lessee (or its designee) all of the Lessor's remaining right, title and interest (if any) in the Property in accordance with Section 21.1.

ARTICLE XVII
LESSOR'S RIGHT TO CURE

        Section 17.1. The Lessor's Right to Cure the Lessee's Lease Defaults.    The Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of the Lessee, including the failure by the Lessee to maintain the insurance required by Article XIII, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of the Lessee, enter upon the Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All reasonable out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Lessee to the Lessor as Supplemental Rent.

ARTICLE XVIII
PURCHASE PROVISIONS

        Section 18.1. Purchase of Property.    (a) Subject to the conditions contained herein, and without limitation of the Lessee's purchase obligation pursuant to Section 18.2 or 18.3, the Lessee shall have the irrevocable option on any Scheduled Payment Date during the Lease Term to purchase all, but not less than all, of the Property subject to this Master Lease (the "Purchase Option") at a price equal to the aggregate Lease Balance (other than the Make-Whole Amount if such purchase is made on the Expiration Date) on the date of such purchase (the "Purchase Option Price"). The Lessee's exercise of its option pursuant to this Section 18.1(a) shall be subject to the following conditions:

          (i)    the Lessee shall have delivered a Purchase Notice to the Lessor and the Indenture Trustee not less than forty five (45) days prior to such purchase, specifying the date of such purchase; and

          (ii)   the Lessee shall not have delivered (or, if delivered, shall not have failed to rescind) a written notice of the Lessee's exercise of the Remarketing Option pursuant to Section 20.1(a).

        (b)   Subject to the conditions contained herein, and without limitation of the Lessee's purchase obligation pursuant to Section 18.2 or 18.3, so long as no Lease Default or Lease Event of Default has occurred and is continuing, the Lessee shall have the irrevocable option on any Scheduled Payment Date occurring after the first anniversary of the Acquisition Date and prior to the final eighteen (18) months of the Lease Term to purchase (i) all, but not less than all, of the Solana Parcel, or (ii) all or any portion of the Undeveloped Parcel (each a "Partial Purchase Option") at a price equal to (x) in the case of the Solana Parcel, the amount established for such parcel in the Appraisal delivered on the Acquisition Date pursuant to Section 6.1(d) of the Participation Agreement, plus all Basic Rent due and payable on such Scheduled Payment Date, the Make-Whole Amount, if any, and all other amounts due and payable to the Lessor, the Purchasers and the Indenture Trustee as of such Scheduled Payment Date, and (y) in the case of the Undeveloped Parcel, the per acre or per square foot amount established by the Appraisal delivered on the Acquisition Date pursuant to Section 6.1(d) of the Participation Agreement multiplied by the number of acres or square feet of the Undeveloped Parcel to be acquired by the Lessee, plus all Basic Rent due and payable on such Scheduled Payment Date, the Make-Whole Amount, if any, and all other amounts due and payable to the Lessor, the Purchasers and the Indenture Trustee as of such Scheduled Payment Date (either of the foregoing amounts described in clause (x) or (y) being referred to herein as a "Partial Purchase Option Price"). The Lessee's exercise of any option pursuant to this Section 18.1(b) shall be subject to the following conditions:

          (i)    the Lessee shall have delivered a Purchase Notice to the Lessor and the Indenture Trustee not less than forty five (45) days prior to such purchase, specifying the date of such purchase;

          (ii)   the Lessee shall not have delivered (or, if delivered, shall not have failed to rescind) a written notice of the Lessee's exercise of the Remarketing Option pursuant to Section 20.1(a);

          (iii)  a Partial Purchase Option with respect to the Undeveloped Parcel may only be exercised one (1) time;

          (iv)  after giving effect to any purchase pursuant to this Section 18.1(b), the remainder of the Land and Improvements thereon subject to this Master Lease shall (A) be a separate lot for tax purposes and properly subdivided pursuant to all Requirements of Law, (B) have adequate and legal access for vehicular and pedestrian ingress and egress and for all necessary utilities, including water, sewer, electricity and gas, and to the extent necessary for the use and enjoyment of such remainder, reciprocal easement agreements (such agreements to be in form and substance satisfactory to the Lessor and the Indenture Trustee), and (C) be otherwise be in compliance with all Requirements of Law;

          (v)   the Fair Market Sales Value of the portion of the Property not subject to a Partial Purchase Option, as determined by an appraisal thereof delivered in connection with the exercise of such option and in form and substance satisfactory to the Lessor and the Indenture Trustee, after giving effect to such purchase, shall not be less than the Lease Balance as reduced by the purchase price of the parcel or parcels being sold;

          (vi)  the RVI Policy shall either by its express terms permit such Partial Purchase Option, or the consent of the RVI Provider to such Partial Purchase Option (and issuance of an endorsement to the RVI Policy satisfactory to the Lessor and the Indenture Trustee in connection therewith) shall have been obtained; and

          (vii) the Lessee shall have delivered such evidence of compliance with the provisions of clause (iv) above as the Lessor or the Indenture Trustee may reasonably request, in form and substance satisfactory to them, and shall have paid all fees, costs and expenses, including those of the Participants and the Lessor, incurred in connection with any exercise of a Partial Purchase Option.

        (c)   If the Lessee exercises any option pursuant to this Section 18.1 then, upon the Indenture Trustee's receipt of all amounts due in connection therewith, the Lessor shall transfer to the Lessee or its designees all of the Lessor's right, title and interest in and to the Property in accordance with the procedures set forth in Section 21.1(a), such transfer to be effective as of the date specified in the Purchase Notice. The Lessee may designate, in a notice given to the Lessor and the Indenture Trustee not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Master Lease or any other Operative Document, including, without limitation, the obligation to pay to the Lessor the Lease Balance or Partial Purchase Option Price, as the case may be, on the date specified in the Purchase Notice.

        Section 18.2. Expiration Date Purchase Obligation.    Unless (a) the Lessee shall have previously exercised its option pursuant to Section 18.1 and purchased all of the Property pursuant thereto, or (b)

the Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the requirements of Article XX, then, subject to the terms, conditions and provisions set forth in this Article, and in accordance with the terms of Section 21.1(a), the Lessee (or its designee) shall purchase from the Lessor, and the Lessor shall convey to the Lessee (or its designee), on the Expiration Date all of the interest of the Lessor in all of the Property for an amount equal to the Lease Balance (excluding any Make-Whole Amount). The Lessee may designate, in a notice given to the Lessor and the Indenture Trustee not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Master Lease, including, without limitation, the obligation to pay the Lessor the Lease Balance (excluding any Make-Whole Amount) on such Expiration Date.

        Section 18.3. Acceleration of Purchase Obligation.    The Lessee shall be obligated to purchase for an amount equal to the Lease Balance all of the interest of the Lessor in all of the Property (notwithstanding any prior election to exercise its Purchase Option pursuant to Section 18.1) automatically and without notice upon the occurrence of any Lease Event of Default described in clause (h) of Section 16.1. Any purchase under this Section 18.3 shall be in accordance with the procedures set forth in Section 21.1(a).

        Section 18.4. Failure to Elect Options.    IN THE EVENT THE LESSEE FAILS TO ELECT AN OPTION WITH RESPECT TO THE PROPERTY UNDER SECTION 18.1(A) OR 20.1 AT LEAST TWELVE (12) MONTHS PRIOR TO THE END OF THE LEASE TERM THEN IN EFFECT, THE LESSEE WILL BE DEEMED TO HAVE ELECTED TO PURCHASE THE PROPERTY PURSUANT TO SECTION 18.2.

ARTICLE XIX
ACKNOWLEDGEMENT OF ASSIGNMENT

        The Lessee hereby acknowledges receipt of due notice that the Lessor's interest in the Lease has been assigned to the Indenture Trustee pursuant to the Indenture and the Assignment of Lease and Rents for the benefit and security of the holders of the Notes. Unless and until Lessee shall have received written notice from the Indenture Trustee that the Indenture has been discharged in accordance with its terms, the Indenture Trustee shall have the right to exercise the rights of the Lessor under the Lease to give consents, approvals, waivers, notices or the like, to make elections, demands or the like and to take any other discretionary action under this Lease as though named as Lessor herein and no amendment or modification of, or waiver by or consent of Lessor in respect of, any of the provisions of the Lease shall be effective unless the Indenture Trustee shall have joined in such amendment, modification, waiver or consent or shall have given its prior written consent thereto. The Lessee shall deliver copies of all notices given under the Lease to the Lessor to the Indenture Trustee.

ARTICLE XX
REMARKETING OPTION

        Section 20.1. Option to Remarket.    Subject to the fulfillment of each of the conditions set forth in this Section 20.1 and Section 20.2 (collectively, the "Return Conditions"), the Lessee shall have the option (the "Remarketing Option") to remarket and complete the sale of all, but not less than all, of the Property for the Lessor.

        The Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions and the provisions of Section 20.2 as of the dates set forth below:

        (a)   On the date not later than twelve (12) months prior to the Expiration Date, the Lessee shall give to the Lessor, the RVI Provider and the Indenture Trustee written notice of the Lessee's exercise of the Remarketing Option. Such notice may be rescinded at any time prior to the Expiration Date, upon which rescission the Lessee shall be obligated to purchase all but not less than all of the Property pursuant to Section 18.2.

        (b)   Not later than one hundred and twenty (120) days prior to the Expiration Date, the Lessee shall deliver to the Lessor and the RVI Provider an Environmental Audit for the Property. Each Environmental Audit shall be prepared by an environmental consultant selected by the Lessor in the Lessor's discretion and shall contain conclusions satisfactory to the Lessor as to the environmental status of the Property. If any such Environmental Audit indicates any exceptions calling for a Phase Two environmental assessment, the Lessee shall have also delivered prior to the Expiration Date a Phase Two environmental assessment by such environmental consultant and a written statement by such environmental consultant indicating that all such exceptions have been remedied in compliance with Applicable Law.

        (c)   On the date of the Lessee's notice to the Lessor of the Lessee's exercise of the Remarketing Option, no Lease Event of Default or Lease Default or violation of any term or condition of the RVI Policy by action or inaction on the part of the Lessee or the Lessee Guarantor shall exist, and, thereafter, through and including the Expiration Date, no Lease Event of Default or Lease Default or violation of any term or condition of the RVI Policy by action or inaction on the part of the Lessee or the Lessee Guarantor shall occur.

        (d)   The Lessee shall have completed all Modifications, restoration and rebuilding of the Property pursuant to Sections 10.1 and 14.2 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to such Sections, in each case prior to the date on which the Lessor receives the Lessee's notice of the Lessee's exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within the Lessee's control. Lessee shall have also paid the cost of all Modifications commenced prior to the Expiration Date. Lessee shall not have been excused pursuant to Section 12.1 from complying with any Applicable Law that involved the extension of the ultimate imposition of such Applicable Law beyond the Expiration Date. Any Permitted Property Liens (other than Lessor Liens) on the Property that were contested by Lessee shall have been removed and the Lessor and the RVI Provider shall have received evidence satisfactory to it that all Liens (other than Lessor Liens and uncontested Permitted Property Liens of the type described in clauses (i), (vii), (ix) and (x) of the definition thereof) have been removed.

        (e)   The RVI Policy shall have neither terminated nor ceased to be in full force and effect at any time during the Term.

        Section 20.2. Procedures During Remarketing.    (a) During the Marketing Period, the Lessee shall, as nonexclusive agent for the Lessor, use its best efforts to sell the interest of the Lessor in the Property and will attempt to obtain the highest purchase price therefor. The Lessee will be responsible for hiring brokers (if the Lessee so elects) and making the Property available for inspection by prospective purchasers. The Lessee shall promptly upon request permit inspection of the Property and any maintenance records relating to the Property by the Lessor, any Participant and any potential purchasers, and the Lessee shall otherwise do all things necessary to sell and deliver possession of the Property to any purchaser. All such marketing of the Property shall be at the Lessee's sole expense.

        (b)   The Lessee shall use best efforts to procure written bids from one or more bona fide prospective purchasers. No such purchaser shall be the Lessee or any Affiliate thereof. Each written offer must specify the Expiration Date as the closing date. The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale.

        (c)   The Lessee shall submit all bids to the Lessor promptly upon receipt, and the Lessor will have the right to submit any one or more bids. Any sale by the Lessee shall be for the highest cash bid submitted to the Lessor. The Lessor shall determine the highest bid at least ten (10) days prior to the end of the Marketing Period, but in any event, the Lessor (unless otherwise approved by the RVI Provider) shall have no obligation to approve any bid for the Property unless the highest bid equals or exceeds the sum of the outstanding balance of the Series B Notes plus the Lessor B Portion plus all Permitted Sales Costs t. All bids shall be on an all-cash basis.

        (d)   In connection with any such sale of the Property, the Lessee will provide to the purchaser all customary "seller's" indemnities (including, without limitation, an environmental indemnity) to the extent the same are required by the purchaser and representations and warranties regarding title, absence of Liens (other than Permitted Property Liens of the type described in clause (i), (vii), (viii) or (x) of the definition thereof) and the condition of the Property. The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of the Property. As to the Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by the Lessor other than the absence of Lessor Liens attributable to the Lessor. The Lessee will deliver to the purchaser all documentation required by any title company to deliver clear title to the Property, an ALTA/ACSM survey of each Property made no more than six (6) months prior to the Expiration Date, the Plans and Specifications for the Property and all other books and records relating to the Property. In addition, the Lessee shall satisfy any requirement of the RVI Policy in connection with the sale of the Property.

        (e)   The Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Property, whether incurred by the Lessor or the Lessee, including, without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, the attorneys' fees of the Lessor, the Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

        (f)    The Lessee shall pay to the Indenture Trustee on or prior to the Expiration Date (or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Maximum Recourse Amount for the Property plus all accrued and unpaid Rent (including Supplemental Rent, if any) for the Property and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date with respect to the Property, in the type of funds specified in Section 3.4 hereof.

        (g)   The Lessee shall pay to the Indenture Trustee on or prior to the Expiration Date the amounts, if any, required to be paid pursuant to Section 13.2 of the Participation Agreement.

        (h)   The sale of the Property shall be consummated on the Expiration Date and the gross proceeds (the "Gross Remarketing Proceeds") of the sale of the Property shall be paid directly to the Indenture Trustee. If the sale of the Property is consummated during the Marketing Period, then, upon the Indenture Trustee's timely receipt of the Gross Remarketing Proceeds thereof, any proceeds of the RVI Policy and all other amounts due to the Indenture Trustee, the Lessor and the Participants under this Master Lease and the other Operative Documents (including all amounts due pursuant to clause (f) above and Article XIII of the Participation Agreement), the Indenture Trustee shall apply such Gross Remarketing Proceeds and other amounts, first, to the payment of Permitted Sales Costs, and second, as set forth in Section 7.4 of the Participation Agreement. If the Gross Remarketing Proceeds from such sale (if any) of the Property exceeds the sum of (i) the Lease Balance as of such date minus the Maximum Recourse Amount, and other amounts paid to Indenture Trustee pursuant to clause (f)

above plus (ii) all Permitted Sales Costs, then the excess shall be paid to the Lessee on the Expiration Date.

        (i)    Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor, the Indenture Trustee or any Participant in connection with any proposed sale of the Property.

        (j)    During the Marketing Period, the obligation of the Lessee to pay Rent (including the installment of Basic Rent due on the Expiration Date) shall continue undiminished until payment in full of the Lease Balance and all other amounts due to the Participants under the Operative Documents to which the Lessee is a party.

        Section 20.3. Failed Remarketing.    If the Lessee effectively elects the Remarketing Option with respect to the Property and each of the conditions and requirements in Sections 20.1 and 20.2 shall have been satisfied, but nevertheless the Lessee is unable to obtain bids satisfactory to the Lessor, and the sale of the Property is not consummated prior to the end of the Marketing Period, then the Lessee, at its election, shall either (i) purchase all but not less than all of the Property pursuant to Section 18.2 hereof, or (ii) pay to the Indenture Trustee all amounts due pursuant to Section 20.2(f) and provide to the RVI Provider or its designee all documents, representations, warranties and indemnities required to be provided by the Lessee to a purchaser of the Property under Sections 20.1 and 20.2. In connection therewith, the Lessor shall convey its interest in the Property to the RVI Provider or its designee to the extent required by, and as required by, the RVI Policy.

ARTICLE XXI
PROCEDURES RELATING TO PURCHASE OR REMARKETING OPTIONS

        Section 21.1. Provisions Relating to the Exercise of Purchase Option or Obligation and Conveyance upon Remarketing; Conveyance upon Certain Other Events.    (a) In connection with any termination of this Master Lease with respect to the Property pursuant to the terms of Article XV, in connection with the Lessee's purchase of the Property in accordance with Section 18.1 or 18.2 hereof, in connection with the Lessee's Expiration Date Purchase Obligation or obligations under Section 16.2(f) or 18.3 or in connection with the Lessor's receipt of an aggregate amount equal to all amounts set forth in Section 16.5 as set forth in such Section or in connection with any sale pursuant to the Remarketing Option in accordance with Article XX, then, upon the date on which this Master Lease is to terminate and upon tender by the Lessee of the amounts set forth in Article XV, Sections 16.2(f), 16.5, 18.1, 18.2 or 18.3 hereof, as applicable:

          (i)    the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense: (x) a special warranty deed with respect to the Property containing representations and warranties of grantor regarding the absence of Lessor Liens attributable to the Lessor (but no other representations or warranties except the warranty of title), (y) a bill of sale with respect to the interest of the Lessor in any items of personalty or Equipment on the Property, containing representations and warranties of grantor regarding the absence of Lessor Liens attributable to the Lessor (but no other representations or warranties), and (z) an assignment of the entire interest of the Lessor in the Property (which shall include an assignment of all of the right, title and interest of the Lessor in and to any Excess Casualty/Condemnation Proceeds), in each case in recordable form and otherwise in conformity with local custom to the extent consistent with the foregoing scope of the Lessor's representations and warranties and free and clear of the Lien of the Lease Supplement, the Deed of Trust and any Lessor Liens attributable to the Lessor;

          (ii)   the Property shall be conveyed to the applicable purchaser (or to its designee) "AS IS" and in its then present physical condition;

          (iii)  at the Lessee's request, Lessor shall convey to the Lessee any Excess Casualty/Condemnation Proceeds with respect to the Property; and

          (iv)  the Lessor shall execute and deliver to the Lessee (or its designee) and the Lessee's title insurance company an affidavit as to the Lessor's title and Lessor Liens attributable to the Lessor and shall execute and deliver to the Lessee, in recordable form, a statement of termination of this Master Lease with respect to the Property and termination of the Lease Supplement (if applicable) covering the Property.

        (b)   If the Lessee properly exercises the Remarketing Option with respect to the Property pursuant to Article XX and a satisfactory purchaser is located or the Property is to be transferred to the RVI Provider, then the Lessee shall, on the Expiration Date, and at its own cost, transfer possession of the Property to the independent purchaser thereof or the RVI Provider, by surrendering the same into the possession of such purchaser or the RVI Provider, free and clear of all Liens other than Permitted Property Liens of the type described in clause (i), (iii), (vii), (viii) or (x) of the definition thereof, in the condition required under Section 9.1 (as modified by Modifications permitted by this Master Lease), ordinary wear and tear excepted, and in compliance with Applicable Law. The Lessee shall cooperate with the Lessor and the independent purchaser of the Property or the RVI Provider in order to facilitate the transfer of the Property, which cooperation shall include, among other things, the following, all of which the Lessee shall do (or cause to be done) on or before the Expiration Date or as soon thereafter as is reasonably practicable: providing copies of all books and records regarding the maintenance and ownership of the Property and all non-proprietary data and technical information relating thereto; providing a current copy of the Plans and Specifications for the Property; granting or assigning all assignable licenses necessary for the operation and maintenance of the Property; and seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Master Lease. The Lessor agrees to cooperate and execute such documents as are necessary to facilitate the foregoing.

        Section 21.2. Reconveyance.    Subject to the prior repayment of all principal, Make-Whole Amount, if any, and interest on the Notes, all Lessor Amounts and Yield thereon and all other amounts due and owing to the Lessor, the Purchasers and the Indenture Trustee under the Operative Documents, if title to the Property remains in the Lessor after the Expiration Date, the Lessor may require the Lessee to accept (and Lessee shall accept) a conveyance of the Property for $1.00 of consideration and otherwise in accordance with Section 21.1.

ARTICLE XXII
ESTOPPEL CERTIFICATES

        Section 22.1. Estoppel Certificates.    At any time and from time to time upon not less than twenty (20) Business Days' prior request by the Lessor or the Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party a certificate signed by an individual having the office of vice president, director or higher certifying that this Master Lease is in full force and effect (or that this Master Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder and, if so, the nature of such alleged default; and such other matters under this Master Lease as the Requesting Party may reasonably request.

        Any such certificate furnished pursuant to this Article XXII may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any affiliate thereof).

ARTICLE XXIII
ACCEPTANCE OF SURRENDER

        Section 23.1. Acceptance of Surrender.    No surrender to the Lessor of this Master Lease or of all or any of the Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations under the Notes, the Indenture and all other amounts due and payable to the Purchasers under the Operative Documents, the Indenture Trustee, and no act by the Lessor or any representative or agent of the Lessor or any Purchaser other than a written acceptance, shall constitute an acceptance of any such surrender.

ARTICLE XXIV
NO MERGER OF TITLE

        Section 24.1. No Merger of Title.    There shall be no merger of this Master Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Master Lease or the leasehold estate created hereby or any interest in this Master Lease or such leasehold estate or (b) the fee estate in the Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person.

ARTICLE XXV
INTENT OF THE PARTIES

        Section 25.1. Ownership of the Property.    (a) The parties hereto intend that unless assigned by the Lessor in accordance with the terms of the Operative Documents, or Applicable Law otherwise provides, legal title to the Property shall remain in the Lessor as security for the obligations of the Lessee hereunder and under the other Operative Documents until the Lessee has fulfilled all of its obligations hereunder and under the other Operative Documents. The Lessee hereby grants to the Lessor a continuing Lien and security interest in the Property to secure the payment of all sums due hereunder and under the other Operative Documents. The parties hereto intend that for state, real estate and commercial law and bankruptcy purposes, (i) the Lease will be treated as a financing arrangement and (ii) the Lessor and the Purchasers will be deemed lenders making loans to the Lessee in an amount equal to the sum of the Lessor Amounts and the outstanding principal amount of the Notes, which amounts are secured by the Properties. The parties hereto covenant to treat the Notes (and interests therein) and the Lessor Amount as indebtedness of the Lessee for U.S. federal, state and local tax purposes and further covenant that they will not take any action inconsistent with such treatment (unless either (i) required to do so by the United States Internal Revenue Service or the equivalent taxing authority of any foreign government or any U.S. state or political subdivision thereof (a "Taxation Authority") or (ii) an alternative position of a Taxation Authority is asserted, and such party reasonably believes, on advice of counsel, that there is a reasonable basis for such asserted position). Nevertheless, the Lessee acknowledges and agrees that neither the Lessor, the Indenture Trustee, the Arranger nor any of the Purchasers has provided, or will provide, any tax, accounting, or legal advice to the Lessee regarding the Operative Documents or the transaction contemplated thereby, and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

        (b)   Specifically, without limiting the generality of clause (a) of this Section 25.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any state or commonwealth thereof affecting the Lessee, the Lessee Guarantor, the Lessor or the Purchasers or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Lessor and the Purchasers as unrelated third party lenders of the Lessee. The parties hereto covenant and agree that (except to the extent provided for in section 25.1(a) above) they will not take any action or advocate any position contrary to the intentions set forth in this Article XXV.

        (b)   It is the intent of the parties hereto that this Master Lease grants a security interest and mortgage or deed of trust, as the case may be, on the Property to the Lessor or for the benefit of the Lessor and the other Participants to secure the performance of the Lessee under and payment of all amounts under the Lease and the other Operative Documents all as more specifically set forth in Section 5 of the Lease Supplement.

ARTICLE XXVI
MISCELLANEOUS

        Section 26.1. Severability; Perpetuities; Etc.    If any term or provision of this Master Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Master Lease (or the Lease Supplement) and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Master Lease, including any right or option described in Article XIV, XV, XVIII or XX, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Master Lease.

        Section 26.2. Amendments and Modifications.    Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Master Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the parties hereto.

        Section 26.3. No Waiver.    No failure by the Lessor, the Indenture Trustee, any Participant, or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Master Lease, and this Master Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

        Section 26.4. Notices.    All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 15.3 of the Participation Agreement.

        Section 26.5. Successors and Assigns.    All the terms and provisions of this Master Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 26.6. Headings and Table of Contents.    The headings and table of contents in this Master Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        Section 26.7. Counterparts.    This Master Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

        Section 26.8. Governing Law.    THIS MASTER LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS MASTER LEASE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION) EXCEPT AS OTHERWISE SET FORTH IN THE LEASE SUPPLEMENT WITH RESPECT TO THE CREATION AND PERFECTION OF THE LIENS AND SECURITY INTERESTS IN THE PROPERTY AND EXCEPT FOR THE RIGHTS AND REMEDIES OF THE LESSOR AND THE PARTICIPANTS WITH RESPECT TO THE PROPERTY (INCLUDING WITHOUT LIMITATION THOSE UNDER SECTIONS 16.2, 16.3, 16.4 AND 25.1 HEREOF AND ALSO THE PURCHASE OPTION UNDER ARTICLE XVIII HEREOF).

        Section 26.9. Original Lease.    The single executed original of this Master Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt thereof of WILMINGTON TRUST COMPANY as Indenture Trustee for the Purchasers therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Master Lease (the "Original Executed Counterpart"). To the extent that this Master Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Master Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

        Section 26.10. Time of Essence.    With respect to each of the Lessee's obligations and the Lessor's obligations hereunder, time is of the essence, and each such party hereby acknowledges and confirms the foregoing.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Master Lease to be duly executed and delivered as of the date first above written.

SABRE INC., as Lessee
By

Name
Its
CLS LEASING INC., as Lessor
By

Name
Its

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  Exhibit 10.1(b)
MASTER LEASE AND DEED OF TRUST
Table Of Contents
MASTER LEASE AND DEED OF TRUST THIS DOCUMENT SECURES FUTURE ADVANCES
W I T N E S S E T H
ARTICLE I DEFINITIONS
ARTICLE II MASTER LEASE
ARTICLE III PAYMENT OF RENT
ARTICLE IV QUIET ENJOYMENT; RIGHT TO INSPECT
ARTICLE V NET LEASE, ETC.
ARTICLE VI SUBLEASES AND ASSIGNMENTS
ARTICLE VII LESSEE ACKNOWLEDGMENTS
ARTICLE VIII POSSESSION AND USE OF THE PROPERTY, ETC.
ARTICLE IX MAINTENANCE AND REPAIR; RETURN
ARTICLE X MODIFICATIONS, ETC
ARTICLE XI DISCHARGE OF LIENS; EASEMENTS
ARTICLE XII PERMITTED CONTESTS
ARTICLE XIII INSURANCE
ARTICLE XIV EVENT OF LOSS; CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS
ARTICLE XV TERMINATION OF LEASE
ARTICLE XVI EVENTS OF DEFAULT
ARTICLE XVII LESSOR'S RIGHT TO CURE
ARTICLE XVIII PURCHASE PROVISIONS
ARTICLE XIX ACKNOWLEDGEMENT OF ASSIGNMENT
ARTICLE XX REMARKETING OPTION
ARTICLE XXI PROCEDURES RELATING TO PURCHASE OR REMARKETING OPTIONS
ARTICLE XXII ESTOPPEL CERTIFICATES
ARTICLE XXIII ACCEPTANCE OF SURRENDER
ARTICLE XXIV NO MERGER OF TITLE
ARTICLE XXV INTENT OF THE PARTIES
ARTICLE XXVI MISCELLANEOUS